EXHIBIT 99.1

Media Contact:	Investor Contact:
Eliza Schleifstein	Scott Youngstrom
Argot Partners	Chief Financial Officer
(212) 600-1902	EnteroMedics Inc.
eliza@argotpartners.com	(651) 634-3011
syoungstrom@vbloc.com

EnteroMedics Regains Compliance With Nasdaq Listing Requirement

- Company to Host Fourth Quarter 2016 Financial Results and Commercial Update Conference Call on Tuesday, March 7, 2017 at 11:00 AM ET -

ST. PAUL, Minnesota, February 21, 2017 – EnteroMedics Inc. (NASDAQ:ETRM), the developer of medical devices using neuroblocking technology to treat obesity, metabolic diseases and other gastrointestinal disorders, today announced that on February 17, 2017, Nasdaq issued a determination that the company has evidenced compliance with all requirements for continued listing on The Nasdaq Capital Market and, accordingly, the listing qualifications matter has been closed.

The Company also announced that it will host a conference call on Tuesday, March 7, 2017 at 11:00 AM Eastern Time to discuss financial results for the fourth quarter ended December 31, 2016 and to provide an update on the commercialization of the Company's vBloc®  Neurometabolic Therapy.

Conference Call Details

The conference call may be accessed by dialing (877) 280-7473 (U.S. and Canada) or (707) 287-9370 (international), and entering passcode 75853218. A replay of the call will be available from March 7, 2017 at 2:00 PM Eastern Time through March 14, 2017 at 3:00 PM Eastern Time by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international) and entering passcode 75853218.

To access the live webcast, visit the events page of the investor relations section of EnteroMedics' website at www.enteromedics.com. A replay of the webcast will be available immediately after the conference call.

About EnteroMedics Inc.

EnteroMedics is a medical device company focused on the development and commercialization of its neuroscience based technology to treat obesity and metabolic diseases. vBloc® Neurometabolic Therapy, delivered by a pacemaker-like device called the vBloc® System, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. EnteroMedics' vBloc® System has received U.S. Food and Drug Administration approval and CE Mark.

Information about the vBloc® System and vBloc® Neurometabolic Therapy

You should not have an implanted vBloc® System if you have cirrhosis of the liver, high blood pressure in the veins of the liver, enlarged veins in your esophagus or a significant hiatal hernia of the stomach; if you need magnetic resonance imaging (MRI); if you have a permanently implanted, electrical medical device; or if you need a diathermy procedure using heat. The most common related adverse events that were experienced during clinical study of the vBloc System included pain, heartburn, nausea, difficulty swallowing, belching, wound redness or irritation, and constipation.

Talk with your doctor about the full risks and benefits of vBloc Therapy and vBloc System. For additional prescribing information, please visit www.enteromedics.com.

If you are interested in learning more about vBloc Neurometabolic Therapy, please visit www.vbloc.com or call 1-800-MY-VBLOC.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements about EnteroMedics Inc. Our actual results could differ materially from those discussed due to known and unknown risks, uncertainties and other factors including our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience with our vBloc® System for the treatment of obesity in the United States or in any foreign market other than Australia and the European Community; our ability to maintain compliance with the Nasdaq continued listing requirements; our ability to commercialize our vBloc® System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our vBloc® System; physician adoption of our vBloc® System and vBloc® Neurometabolic Therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company's filings with the Securities and Exchange Commission, particularly those factors identified as "risk factors" in the annual report on Form 10-K filed March 28, 2016. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.